NEWS RELEASE For More Information: Frank B. O’Neil, IRC Sr. Vice President, Corporate Communications & Investor Relations 800-282-6242 • 205-877-4461 • foneil@ProAssurance.com

ProAssurance Promotes Edward L. Rand to Chief Operating Officer
BIRMINGHAM, AL - (PRNewswire) - January 17, 2018 – ProAssurance Corporation (NYSE:PRA) today announced that it has promoted Edward L. “Ned” Rand, Jr. to Chief Operating Officer. In this newly created position Mr. Rand will be responsible for the day-to-day operations of ProAssurance, reporting directly to Stan Starnes, Chairman and Chief Executive Officer. Mr. Rand has served for 13 years as the Chief Financial Officer for ProAssurance and he will continue in that role for the near future.
Mr. Starnes said, “We are excited that Ned will be moving in to this new position, allowing me to focus my time and energy on the company’s strategic priorities and long-term business development. I have great confidence in Ned, who has been instrumental to the success of ProAssurance during his 13 year tenure. He is a skilled executive, a trusted adviser and someone who exemplifies the ProAssurance Way. Ned and I will work closely together as we continue creating value for our employees, customers and shareholders.”
ProAssurance’s line of business leaders will report directly to Mr. Rand and through him to Mr. Starnes, and each line of business leader will continue to exercise broad responsibilities for the success of their respective line of business.
Mr. Starnes was frank in addressing any concerns about his future at ProAssurance. He said, “As ProAssurance continues to evolve as a healthcare-centric specialty insurer, our management structure must also evolve. I am committed to maintaining my current position for the foreseeable future, which is why I signed an extension of my five-year employment contract in June 2017. In my discussions with the Board on this matter, we agreed this was a means of extending, not limiting, my career at ProAssurance.”
About ProAssurance
ProAssurance Corporation is an industry-leading specialty insurer with extensive expertise in healthcare professional liability, products liability for medical technology and life sciences, legal professional liability, and workers’ compensation insurance. The company is recognized as one of the top performing insurance companies in America by virtue of our inclusion in the Ward’s 50 for the past eleven years. ProAssurance Group is rated “A+” (Superior) by A.M. Best; ProAssurance and its operating subsidiaries are rated “A” (Strong) by Fitch Ratings. For the latest on ProAssurance and its industry leading suite of products and services, cutting edge risk management and practice enhancement programs, follow @ProAssurance on Twitter or LinkedIn. ProAssurance’s YouTube channel regularly presents thought provoking, insightful videos that communicate effective practice management, patient safety and risk management strategies.
Caution Regarding Forward-Looking Statements
Statements in this news release that are not historical fact or that convey our view of future business, events or trends are specifically identified as forward-looking statements. Forward-looking statements are based upon our estimates and anticipation of future events and highlight certain risks and uncertainties that could cause actual results to vary materially from our expected results. We expressly claim the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, for any forward-looking statements in this news release. Forward-looking statements represent our outlook only as of the date of this news release. Except as required by law or regulation, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. There are a number of risk factors that may cause outcomes that differ from our expectations or projections. These are described in detail in various documents filed by ProAssurance Corporation with the Securities and Exchange Commission, such as current reports on Form 8-K, and regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.”
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